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Exhibit 99.1

PRESS RELEASE
For:	THE MACERICH COMPANY
MACERICH ANNOUNCES STRONG QUARTERLY RESULTS

        SANTA MONICA, CA, October 27, 2016—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended September 30, 2016, which included net income attributable to the Company of $ 13.7 million or $.09 per share-diluted for the quarter ended September 30, 2016 compared to net income attributable to the Company for the quarter ended September 30, 2015 of $33.6 million or $.21per share-diluted. For the quarter, funds from operations ("FFO") diluted was $160.3 million or $1.04 per share-diluted compared to $170.5 million or $1.01 per share-diluted for the quarter ended September 30, 2015. A description and reconciliation of EPS per share-diluted to FFO-diluted is included in the financial tables accompanying this press release.

Results and Capital Highlights

  •
  Mall tenant annual sales per square foot for the portfolio were $626 for the year ended September 30, 2016 compared to $630 for the year ended September 30, 2015. On a same center basis sales per square foot were $644 for the year ended September 30, 2016 compared to $636 for the year ended September 30, 2015.

  •
  The releasing spreads for the year ended September 30, 2016 were up 16.1%.

  •
  Mall portfolio occupancy was 95.3% at September 30, 2016 compared to 95.4% at September 30, 2015.

  •
  On October 20, 2016 the Company announced a 4.4% increase in its quarterly dividend to $.71 per share to shareholders of record on November 11, 2016.

        "During the third quarter, our portfolio continued to perform very well, even as the anticipated headwinds of increased retailer bankruptcies and tougher comps began to take shape," said Arthur Coppola, chairman and chief executive officer of Macerich. "The Company's significant portfolio repositioning over the past four years, during which time we refocused our capital on fortress retail assets in densely-populated hub and gateway cities, leaves us well positioned to weather the current cyclical challenges."

Financing Activity

        On October 6, 2016, the Company closed on a $325 million loan on previously unencumbered Fresno Fashion Fair. The CMBS loan is a 10 year fixed rate loan with an interest rate of 3.59% and the proceeds were used to pay down the company's line of credit.

        On August 5, 2016, the Company closed on a $225 million loan at The Village at Corte Madera. The term is 12 years and the fixed interest rate is 3.50%.

Development and Redevelopment Activity:

        In September Macerich officially opened the expanded Broadway Plaza in San Francisco's upscale East Bay. The major redevelopment of this iconic open-air center added 235,000 square feet of mall shop space as well as new parking structures and a new slate of shopper amenities. New tenants include Arhaus, H&M, Kiehl's, Kit & Ace, lululemon, Lush, Madewell, Michael Kors, Tesla, True Foods, Aritzia, Nespresso, Kendra Scott, Tommy Bahama and Zara. In keeping with Macerich's industry-leading sustainability efforts, the redevelopment of Broadway Plaza is targeting LEED Gold certification. Anchored by Nordstrom, Neiman Marcus and Macy's, Broadway Plaza is now more than 900,000 square feet and over 90% leased.

        In October Macerich opened the nearly fully leased, 330,000 square-foot Green Acres Commons, an open-air retail complement to the 1.8 million square-foot Green Acres Mall with retailers including Dick's Sporting Goods, HomeGoods, Burlington, Ulta, 24-Hour Fitness, and BJ's Brewhouse. Macerich has been actively elevating the merchandise mix and shopper experience at Green Acres, including a recently opened Century 21 Department Store.

2016 Earnings Guidance

        Management is revising its previous estimate of EPS guidance and estimate of diluted FFO per share guidance for 2016. A reconciliation of estimated EPS to FFO per share-diluted follows:

2016 range
Diluted EPS	$3.59 - $3.64
Plus: real estate depreciation and amortization	3.16 - 3.16
Less: gain on sale of dispositions	2.70 - 2.70

Diluted FFO per share	$4.05 - $4.10

        Details of the guidance assumptions are included in the Company's Form 8-K supplemental financial information.

        Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns 56 million square feet of real estate consisting primarily of interests in 50 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago, and the New York Metro area to Washington DC corridor. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investors Section). The call begins October 28, 2016 at 11:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2015, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

 THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2016	2015	2016	2015
Revenues:
Minimum rents	$154,018	$194,183	$457,514	$578,075
Percentage rents	3,871	5,992	9,279	11,816
Tenant recoveries	74,447	106,339	230,568	317,629
Other income	12,048	14,477	42,985	42,801
Management Companies' revenues	8,983	5,271	28,925	17,070

Total revenues	253,367	326,262	769,271	967,391

Expenses:
Shopping center and operating expenses	76,310	94,950	229,544	290,491
Management Companies' operating expenses	23,285	21,012	75,484	67,719
REIT general and administrative expenses	6,930	6,688	23,240	22,660
Costs related to unsolicited takeover offer	—	209	—	25,204
Depreciation and amortization	86,976	117,486	259,097	357,437
Interest expense	39,983	54,956	120,954	163,138
(Gain) loss on extinguishment of debt, net	(5,284)	27	(1,709)	(609)

Total expenses	228,200	295,328	706,610	926,040

Equity in income of unconsolidated joint ventures	11,261	10,817	37,537	28,185
Co-venture expense(a)	(3,006)	(2,954)	(9,507)	(7,897)
Income tax (expense) benefit	(905)	859	(2,736)	2,077
(Loss) gain on sale or write down of assets, net	(19,321)	(3,342)	426,050	(7,078)
Gain on remeasurement of assets	—	—	—	22,089

Net income	13,196	36,314	514,005	78,727
Less net (loss) income attributable to noncontrolling interests	(534)	2,717	34,138	6,124

Net income attributable to the Company	$13,730	$33,597	$479,867	$72,603

Weighted average number of shares outstanding—basic	143,923	158,517	147,504	158,452

Weighted average shares outstanding, assuming full conversion of OP Units(b)	154,589	169,094	158,277	169,009

Weighted average shares outstanding—Funds From Operations ("FFO")—diluted(b)	154,702	169,211	158,403	169,160

Net income per share—basic	$0.09	$0.21	$3.25	$0.46

Net income per share—diluted	$0.09	$0.21	$3.25	$0.45

Dividend declared per share	$0.68	$0.65	$2.04	$1.95

FFO—basic(b)(c)	$160,294	$170,472	$461,671	$454,999

FFO—diluted(b)(c)	$160,294	$170,472	$461,671	$454,999

FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer(b)(c)	$155,010	$170,708	$459,962	$479,594

FFO per share—basic(b)(c)	$1.04	$1.01	$2.92	$2.69

FFO per share—diluted(b)(c)	$1.04	$1.01	$2.91	$2.69

FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer(b)(c)	$1.00	$1.01	$2.90	$2.84

 THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(b)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts ("REITs"). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

 THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to FFO(c):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2016	2015	2016	2015
Net income attributable to the Company	$13,730	$33,597	$479,867	$72,603
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	1,272	2,244	35,067	4,840
Loss (gain) on sale or write down of consolidated assets, net	19,321	3,342	(426,050)	7,078
Gain on remeasurement of consolidated assets	—	—	—	(22,089)
plus gain on undepreciated asset sales—consolidated assets	295	—	2,932	944
plus non-controlling interests share of (loss) gain on sale or write down of consolidated joint ventures, net	(2,206)	—	(2,206)	112
Loss (gain) on sale or write down of assets from unconsolidated joint ventures (pro rata), net	171	(1,142)	173	(1,281)
plus gain (loss) on undepreciated asset sales—unconsolidated joint ventures (pro rata)	—	1,144	(2)	1,286
Depreciation and amortization on consolidated assets	86,976	117,486	259,097	357,437
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(3,759)	(3,699)	(11,184)	(11,235)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	47,803	21,043	133,319	55,312
Less: depreciation on personal property	(3,309)	(3,543)	(9,342)	(10,008)

Total FFO—basic and diluted	160,294	170,472	461,671	454,999
(Gain) loss on extinguishment of debt, net—consolidated assets	(5,284)	27	(1,709)	(609)

Total FFO—diluted, excluding extinguishment of debt	155,010	170,499	459,962	454,390
Add: Costs related to unsolicited takeover offer	—	209	—	25,204

Total FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$155,010	$170,708	$459,962	$479,594

Reconciliation of EPS to FFO per diluted share(c):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2016	2015	2016	2015
Earnings per share—diluted	$0.09	$0.21	$3.25	$0.45
Per share impact of depreciation and amortization of real estate	0.83	0.78	2.35	2.32
Per share impact of loss (gain) on remeasurement, sale or write down of assets, net	0.12	0.02	(2.69)	(0.08)

FFO per share—diluted	$1.04	$1.01	$2.91	$2.69
Per share impact of gain on extinguishment of debt, net	(0.04)	0.00	(0.01)	—
Per share impact of costs related to unsolicited takeover offer	—	0.00	—	0.15

FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$1.00	$1.01	$2.90	$2.84

 THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2016	2015	2016	2015
Net income attributable to the Company	$13,730	$33,597	$479,867	$72,603
Interest expense—consolidated assets	39,983	54,956	120,954	163,138
Interest expense—unconsolidated joint ventures (pro rata)	25,335	7,340	71,999	24,690
Depreciation and amortization—consolidated assets	86,976	117,486	259,097	357,437
Depreciation and amortization—unconsolidated joint ventures (pro rata)	47,803	21,043	133,319	55,312
Noncontrolling interests in OP	1,272	2,244	35,067	4,840
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(6,087)	(6,038)	(18,187)	(18,316)
(Gain) loss on extinguishment of debt, net—consolidated assets	(5,284)	27	(1,709)	(609)
Loss (gain) on sale or write down of assets—consolidated assets, net	19,321	3,342	(426,050)	7,078
Gain on remeasurement of assets—consolidated assets	—	—	—	(22,089)
Loss (gain) on sale or write down of assets—unconsolidated joint ventures (pro rata), net	171	(1,142)	173	(1,281)
Add: Non-controlling interests share of (loss) gain on sale of consolidated assets, net	(2,206)	—	(2,206)	112
Income tax expense (benefit)	905	(859)	2,736	(2,077)
Distributions on preferred units	143	139	429	415

Adjusted EBITDA(d)	$222,062	$232,135	$655,489	$641,253

Reconciliation of Adjusted EBITDA to Net Operating Income ("NOI") and to NOI—Same Centers:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2016	2015	2016	2015
Adjusted EBITDA(d)	$222,062	$232,135	$655,489	$641,253
Add: REIT general and administrative expenses	6,930	6,688	23,240	22,660
Costs related to unsolicited takeover offer	—	209	—	25,204
Management Companies' revenues	(8,983)	(5,271)	(28,925)	(17,070)
Management Companies' operating expenses	23,285	21,012	75,484	67,719
Straight-line and above/below market adjustments	(11,911)	(7,788)	(27,025)	(21,030)

NOI—All Centers	231,383	246,985	698,263	718,736
NOI of non-compara ble centers	(19,228)	(43,345)	(66,164)	(122,682)

NOI—Same Centers(e)	$212,155	$203,640	$632,099	$596,054

(d)
Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total Adjusted EBITDA and subtracting out Adjusted EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses and costs related to unsolicited takeover offer. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)